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                                  EXHIBIT 16.1


                      [LETTERHEAD OF PRICE WATERHOUSE LLP]



November 22, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                       Parametric Technology Corporation
                       ---------------------------------

We have read Item 4 of Parametric Technology Corporations Form 8-K dated November 17, 1995 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,

/S/ Price Waterhouse LLP

Price Waterhouse LLP